EXHIBIT 99.1

NEWS RELEASE
For Immediate Release

RLJ ACQUISITION, INC. AGREES TO ACQUIRE IMAGE ENTERTAINMENT, INC. AND ACORN MEDIA GROUP, INC. TO FORM ONE OF THE LARGEST INDEPENDENT DISTRIBUTORS OF VIDEO CONTENT GLOBALLY
The New Company will be Called RLJ Entertainment, Inc.

BETHESDA, MD//APRIL 2, 2012//Robert L. Johnson, Chairman of The RLJ Companies and founder of Black Entertainment Television (BET), announced today that RLJ Acquisition, Inc. (OTCQB: RLJAU; RLJA; RLJAW) (the “Company”) has entered into agreements to acquire each of Image Entertainment, Inc. (OTCQB:DISK) and Acorn Media Group, Inc., two highly complementary media businesses to create one of the largest independent distributors of digital and video content globally. The new combined company will be named RLJ Entertainment, Inc. Shares of the new company are expected to trade on the NASDAQ Stock Market. RLJ Entertainment, where Johnson will serve as Executive Chairman, and will leverage his substantial expertise in media, consumer branding, and strategic relationships to accelerate growth and drive value creation.

Under the terms of the agreements, the holders of common stock of Image Entertainment will receive from RLJ Entertainment 2,139,000 shares of common stock of RLJ Entertainment and the holders of preferred stock of Image Entertainment will receive aggregate consideration of $22,600,000, which will be paid in cash and in the form of promissory notes to the holders of preferred stock of Image Entertainment. The shareholders of Acorn Media Group will receive $105 million in cash, 1,000,000 shares of common stock of RLJ Entertainment and warrants to purchase 1,000,000 shares of common stock of RLJ Entertainment. After the completion of the business combination, the current stockholders of Image Entertainment and Acorn Media Group will own approximately 11% and 5% of RLJ Entertainment, respectively, assuming no redemptions. The current stockholders of the Company will own approximately 74% of RLJ Entertainment, assuming no redemptions.

The business combination is subject to approval of the Company’s and Image Entertainment’s respective stockholders, as well as regulatory approval and other customary closing conditions. Assuming these conditions are met, the business combination is expected to be completed by the end of the second quarter of this year.

As Executive Chairman of RLJ Entertainment, I am looking forward to this unique business combination of Image Entertainment and Acorn Media Group,” said Johnson.  “RLJ Entertainment will have a broad strategy for financial growth by providing content to all media platforms including broadcast and cable, DVD and Blu-Ray, digital downloads, and digital streaming. Image Entertainment is a leader in the urban, independent film, comedy, and horror genres and Acorn Media Group, founded by Peter Edwards, who will serve as Vice Chairman of RLJ Entertainment, is a dynamic, brand-oriented company that provides engaging British drama, such as the Agatha Christie library, to its target audiences. I am excited to work with the management team to run a company that will increase the opportunity for independent and urban-oriented producers to reach a broader audience across the expanding number of media outlets. In a growing demand for global content, RLJ Entertainment will be well positioned by having a presence in the United States, Canada, Australia, and the United Kingdom,” Johnson concluded.

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RLJ Acquisition/Image Entertainment/Acorn Media
April 2, 2012

Image Entertainment is an integrated home entertainment company which primarily acquires and distributes entertainment programming across all media channels including digital, and is a leading independent licensee and distributor of entertainment in North America. Acorn Media Group is a leading independent distributor of British television programming to consumers in North America, and distributes in Australia and the U.K.

"I believe combining Acorn Media Group with Image Entertainment under the RLJ Entertainment brand and with Bob Johnson as Executive Chairman provides us with a more robust content library and a larger platform for continued growth," said Ted Green, Chairman and Chief Executive Officer of Image Entertainment, who will serve as the Chief Executive Officer of RLJ Entertainment after the completion of the business combination.

"I am thrilled that Acorn Media Group, a company founded with a vision for British programming and a direct to consumer channel, will become part of RLJ Entertainment,” said Miguel Penella, Chief Executive Officer of Acorn Media Group.   “We expect to greatly benefit from Bob Johnson's vision as we continue to acquire library content and build Acorn TV," he concluded.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

RLJ Entertainment intends to file with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4, which will include a joint preliminary proxy statement of the Company and Image Entertainment and a prospectus in connection with the proposed business combination. The Company and Image Entertainment will mail a definitive proxy statement and other relevant documents to the stockholders of the respective companies. Stockholders of the Company and Image Entertainment and other interested persons are advised to read, when available, the joint preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with the Company’s and Image Entertainment’s solicitation of proxies for the special meeting to be held to approve the business combination because these proxy statements will contain important information about the Company, Image Entertainment, Acorn Media Group and the proposed business combination. The definitive proxy statement will be mailed to stockholders of the Company and Image Entertainment as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the Registration Statement and the joint proxy statement/prospectus, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Lisa Warner Pickrum at 301.280.7703 or RLJA@rljcompanies.com.

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RLJ Acquisition/Image Entertainment/Acorn Media
April 2, 2012

Forward-Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company, RLJ Entertainment, Image Entertainment, Acorn Media Group and the combined group after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger between the Company and Image Entertainment (the “Merger Agreement”),  the Preferred Stock Purchase Agreement by and between the Company and the holders of preferred stock of Image Entertainment (the “Preferred Stock Purchase Agreement”) or the Stock Purchase Agreement by and among the Company, Acorn Media Group, the shareholders of Acorn Media Group, and Peter Edwards, as the shareholder representative (the “Stock Purchase Agreement”); (2) the outcome of any legal proceedings that may be instituted against the Company, Image Entertainment or others following announcement of the Merger Agreement, the Preferred Stock Purchase Agreement, the Stock Purchase Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or Image Entertainment, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement, the Preferred Stock Purchase Agreement and the Stock Purchase Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Image Entertainment or Acorn Media Group may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in filings with the SEC by the Company, RLJ Entertainment or Image Entertainment.

Readers are referred to the most recent reports filed with the SEC by the Company and Image Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Business Combination

RLJ Entertainment, the Company, Image Entertainment and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and Image Entertainment in connection with the proposed business combination. Information regarding the officers and directors of the Company is available in the Company’s annual report on Form 10-K for the year ended December 31, 2011, which has been filed with the SEC.

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RLJ Acquisition/Image Entertainment/Acorn Media
April 2, 2012

Participants in the Business Combination (cont.)

Information regarding the officers and directors of Image Entertainment is available in Image Entertainment’s annual report on Form 10-K/A for the year ended March 31, 2011, which has been filed with the SEC. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form S-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination) and the other relevant documents filed with the SEC.

Media Inquiries: Traci Otey Blunt, 240.744.7858 or press@rljcompanies.com
Business Inquiries: Lisa Warner Pickrum, 301.280.7703 or RLJA@rljcompanies.com

About RLJ Acquisition, Inc. (RLJAU; RLJA; RLJAW) is a special purpose acquisition company (SPAC), also known as a blank check company, that seeks to acquire one of more operating companies. RLJ Acquisition, Inc. intends to use the net proceeds from its initial public offering to acquire one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.  For more information about RLJ Acquisition, Inc., please visit: http://www.rljcompanies.com/companies/rlj-acquisition-inc/

About Image Entertainment - Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,700 exclusive DVD titles and approximately 350 exclusive CD titles in domestic release and more than 450 programs internationally via sublicense agreements. For many of its titles, Image Entertainment has exclusive audio and broadcast rights, as well as digital download rights to approximately 2,200 video programs and approximately 500 audio titles containing more than 6,000 individual tracks. Image Entertainment is headquartered in Chatsworth, California. For more information about Image Entertainment, please go to www.image-entertainment.com.

About Acorn Media Group - Based in suburban Washington, D.C. and founded by Chairman Peter Edwards, Acorn Media Group has grown from a one-man basement documentary production and distribution operation in the mid-1980s into a leading independent media company operating on three continents. Acorn Media Group consists of four divisions. With its Acorn label, Acorn Media U.S. is the leading distributor of British television programming to consumers in North America. Its Acacia label offers a line of original health & wellness programming. Appealing to the growing lifelong learning audience, Acorn U.S. also offers acclaimed documentaries on the Athena label. Acorn Direct is a direct-to-consumer division offering DVDs, digital downloads, and other high quality products in North America through its Acorn and Acacia catalogs and e-commerce websites. Acorn Media U.K. and Acorn Media Australia distribute comparable lines of DVD titles to consumers in the U.K., Australia, and New Zealand. For more information about Acorn Media Group, please visit www.AcornMedia.com.

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